PROMISSORY NOTE

$77,500.00	January 23, 2009

     1. FOR VALUE RECEIVED, Caleco Pharma Corp., a Nevada corporation (the “Payor”), hereby unconditionally promises to pay to the order of NY Financial (International) Corp., a British Virgin Islands corporation (the “Payee”), in lawful money of the United States of America in immediately available funds, on January 31, 2009 (the “Scheduled Maturity Date”), the principal sum of Seventy-Seven Thousand Five Hundred Dollars ($77,500.00), without interest except as provided below. To the extent the foregoing principal amount is not fully paid by the Scheduled Maturity Date, the unpaid portion of such principal amount, together with any accrued but unpaid interest as provided in this sentence, shall bear interest from and after the Scheduled Maturity Date until paid in full, compounded monthly on the last day of each calendar month at the rate of ten percent (10%) per annum, calculated based on the actual number of days elapsed and an assumed year of 360 days (the “Default Rate”). This note may be prepaid in whole or in part at any time without a premium or penalty of any kind.

     2. If the principal amount of this note is not fully paid by the Scheduled Maturity Date, then, in addition to all rights and remedies of the Payee under this note, under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Payor shall immediately reimburse to the Payee upon demand all expenses incurred by the Payee in connection with the collection or other enforcement of this note, including, but not limited to, attorneys’ fees and expenses. If the foregoing expenses of collection and enforcement are not paid upon demand, such unpaid amounts shall bear interest at the Default Rate until paid in full.

     3. The Payor (i) waives diligence, demand, presentment, protest and notice of any kind, and (ii) agrees that it will not be necessary for the Payee to first institute suit in order to enforce payment of this note.

     4. The validity, interpretation and enforcement of this note and any dispute arising in connection herewith shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

     5. The Payor irrevocably consents and submits to the exclusive jurisdiction of the state courts of the State of New York located in the County of New York and the United States District Court whose district covers such county, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this note.

    6. THE PAYOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE, AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION

OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

     7. The Payor may not assign this note and/or delegate any of its obligations hereunder without the written consent of the Payee. The Payor agrees this note may be negotiated, assigned, discounted, or pledged by the Payee or subsequent holders hereof and in every case payment will be made to the holder of this note instead of the Payee upon notice being given to the Payor by the Payee or subsequent holder (as applicable), and no holder of this note will be affected by the state of accounts between the Payor and the Payee named above or any subsequent holder or by any equities existing between the Payor and the Payee or any subsequent holder, and each subsequent holder will be deemed to be a holder in due course for the value of this note held by it.

     8. If any term or provision of this note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     9. The waiver by the Payee of the Payor’s prompt and complete performance of, or default under, any provision of this note shall not operate nor be construed as a waiver of any subsequent breach or default, and the failure by the Payee to exercise any right or remedy which it may possess hereunder or under applicable law shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

     IN WITNESS WHEREOF, the Payor has executed this note the day and year first written above.

CALECO PHARMA CORP.

By:	/s/ John Boschert__________
Name: John Boschert
Title: President